Exhibit 5.1

ZARIF LAW GROUP P.C.

808 Springwood Avenue, Suite 110

Asbury Park, NJ 07712

July 6, 2026

Z Squared Inc.

550 South Andrews Avenue, Suite 700

Fort Lauderdale, FL 33301

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Z Squared Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s automatic shelf registration statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 and Rule 462(e) promulgated thereunder, of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) rights to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Rights”), and (vi) units representing ownership of Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, or any combination thereof (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, and the Units are collectively referred to as the “Securities.” The offering of the Securities will be as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement, as supplemented by one or more supplements to the Prospectus. The Debt Securities will be issued under one or more indentures (each, an “Indenture”) to be entered into between the Company and a trustee to be named therein. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto. The Preferred Stock will be issued in one or more series pursuant to the Company’s certificate of incorporation and a certificate of designation for such series (each, a “Certificate of Designation”). The Rights will be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) to be entered into between the Company and the rights agent party thereto. The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent party thereto. The Indentures, Certificates of Designation, Warrant Agreements, Rights Agreements, and Unit Agreements are hereinafter referred to as the “Securities Documents.” We have also acted as counsel to the Company in connection with the offering, issuance and sale through Roth Capital Partners, LLC, as sales agent (the “Agent”), from time to time by the Company of shares of Common Stock (the “ATM Shares”) having an aggregate offering price of up to $300,000,000 pursuant to the Registration Statement, the base prospectus contained therein (the “Base Prospectus”), and the related sales agreement prospectus for the sale of the ATM Shares contained in the Registration Statement (the Base Prospectus and such sales agreement prospectus, collectively, the “ATM Prospectus”), and that certain Sales Agreement, dated as of July 6, 2026, between the Company and the Agent (the “Sales Agreement”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the ATM Prospectus, the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Second Amended and Restated Bylaws, as amended (the “Bylaws” and, together with the Certificate of Incorporation, the “Charter Documents”), a certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, the resolutions of the board of directors of the Company authorizing the filing of the Registration Statement and the Sales Agreement, and such other documents, records, and certificates of officers of the Company and of public officials as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. We have further assumed that: (i) at the time of the offering or sale of any Securities, the Registration Statement and any amendments thereto will be effective and will comply with all applicable laws; (ii) an appropriate prospectus supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act; (iii) the terms of the Securities and the Securities Documents will conform to the descriptions thereof in the Registration Statement and the applicable prospectus supplement; (iv) at the time of the offering or sale, the Securities and the Securities Documents relating thereto will have been duly authorized by all necessary corporate action of the Company and, in the case of the Securities Documents, duly authorized, executed and delivered by the Company and the other parties thereto and will constitute valid and binding obligations of such other parties; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (vi) the consideration for the Securities will be received by the Company as described in the applicable prospectus supplement and will be not less than the par value thereof, in the case of Common Stock or Preferred Stock.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

1.	With respect to any Securities consisting of Common Stock, when (a) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company and (b) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.	With respect to any Securities consisting of Preferred Stock, when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law and authorized by all necessary corporate action of the Company, (b) the relative rights, preferences and limitations of such series have been designated and set forth in a Certificate of Designation duly filed with the Secretary of State of the State of Delaware, and (c) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Preferred Stock) as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to any Securities consisting of Debt Securities, when (a) the applicable Indenture has been duly authorized, executed and delivered by the Company and the trustee thereunder and (b) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered against payment of the consideration therefor as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement and in accordance with the applicable Indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to any Securities consisting of Warrants, when (a) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the warrant agent thereunder and (b) such Warrants have been duly authorized, executed, issued and delivered against payment of the consideration therefor as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement and in accordance with the applicable Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to any Securities consisting of Rights, when (a) the applicable Rights Agreement has been duly authorized, executed and delivered by the Company and the rights agent thereunder and (b) such Rights have been duly authorized, executed, issued and delivered against payment of the consideration therefor as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement and in accordance with the applicable Rights Agreement, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to any Securities consisting of Units, when (a) the applicable Unit Agreement has been duly authorized, executed and delivered by the Company and the unit agent thereunder and (b) such Units have been duly authorized, executed, issued and delivered against payment of the consideration therefor as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement and in accordance with the applicable Unit Agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	The ATM Shares to be sold by the Company have been duly authorized and, assuming the terms of any sale of the ATM Shares pursuant to the Sales Agreement are approved by the Company’s board of directors or a duly authorized committee thereof, when issued and delivered by the Company and paid for pursuant to the Sales Agreement, the ATM Shares will be validly issued, fully paid and non-assessable.

The opinions set forth above with respect to the Debt Securities, Warrants, Rights and Units are subject to the qualification that the enforceability of any document, instrument, Security or Securities Document may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and concepts of reasonableness, good faith and fair dealing.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, in each case as currently in effect (collectively, “Applicable Law”), and we express no opinion with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and the ATM Prospectus and in each case in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Zarif Law Group P.C.

By: /s/ Morris C. Zarif

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